Exhibit 99.1
KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2014 FIRST QUARTER RESULTS

BRIDGETON, MO – May 12, 2014 – Katy Industries, Inc. (OTC BB: KATY) today reported net income in the first quarter of 2014 of $1.2 million, or $0.15 per basic ($0.04 per diluted) share, versus a net loss of $0.8 million, or $0.10 per basic and diluted share, in the first quarter of 2013.  Income from continuing operations was $1.2 million in the first quarter of 2014, versus a loss of $1.4 million in the first quarter of 2013.  Operating loss was $0.9 million, or 4.5% of net sales, in the first quarter of 2014, compared to $1.3 million, or 6.9% of net sales, for the same period in 2013.

Financial highlights for the first quarter of 2014, as compared to the same period in the prior year, included:

•	Net sales in the first quarter of 2014 were $19.9 million, an increase of $1.8 million, or 9.7%, compared to the same period in 2013. The increase was a result of our acquisition of Ft. Wayne Holdings, Inc. (“FTW”) on February 19, 2014, which contributed $1.6 million in net sales for the three months ended March 28, 2014, and increased demand in our Continental business unit. The increase in net sales was partially offset, however, by a volume shortfall in our Wilen business unit and two less shipping days in the first quarter 2014 versus the first quarter 2013.

•	Gross margin was 15.0% in the first quarter of 2014, an increase from 13.3% in the first quarter of 2013. The increase in gross margin was primarily a result of higher margins on our sales mix in our Continental business unit.

•	Selling, general and administrative expenses were $0.5 million higher in the first quarter of 2014 than in the first quarter of 2013. The increase was primarily due to the acquisition of FTW and incentive compensation expense for the three months ended March 28, 2014.

•	Income tax benefit for the three months ended March 28, 2014 includes a benefit as a result of the acquisition of FTW. The Company recorded deferred tax liabilities of $2.4 million which reduced its net deferred tax assets. The reduction in deferred tax assets caused a release of a valuation allowance of $2.3 million.

Cash used by operating activities before changes in operating assets and liabilities was $0.4 million in the first quarter of 2014 as compared to $0.7 million in the same period of 2013.  Changes in operating assets and liabilities from continuing operations used $2.9 million in the first quarter of 2014 as compared to $1.0 million in the same period of 2013. The increase in usage is primarily attributable to posting cash collateralization of $1.5 million with PrivateBank and Trust Company in connection with our letters of credit.

Cash flows used by investing activities in the first quarter of 2014 reflect an $11.2 million increase due to the purchase of FTW.

Debt at March 28, 2014 was $22.5 million, versus $7.7 million at December 31, 2013.

"During the first quarter of 2014 we successfully acquired Ft. Wayne Holdings, Inc.," said David J. Feldman President & CEO of Katy Industries. "Going forward we will continue our commitment to our core business and remain focused on additional operational improvements that will move us to profitability in the future."

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2013. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS AND COMPREHENSIVE LOSS- UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	March 28,	March 29,
	2014	2013

Net sales	$19,926	$18,161
Cost of goods sold	16,937	15,748
Gross profit	2,989	2,413
Selling, general and administrative expenses	3,890	3,385
Severance, restructuring and related charges	-	284
Operating loss	(901)	(1,256)
Interest expense	(281)	(170)
Other, net	40	34
Loss from continuing operations before income tax benefit (expense)	(1,142)	(1,392)
Income tax benefit (expense) from continuing operations	2,304	(7)
Income (loss) from continuing operations	1,162	(1,399)
Income from operations of discontinued business (net of tax)	-	569
Net income (loss)	$1,162	$(830)

Net income (loss)	$1,162	$(830)
Other comprehensive income
Foreign currency translation	(38)	(12)
Total comprehensive income (loss)	$1,124	$(842)

Income (loss) per share of common stock - Basic
Income (loss) from continuing operations	$0.15	$(0.17)
Discontinued operations	-	0.07
Net income (loss)	$0.15	$(0.10)

Income (loss) per share of common stock - Diluted
Income (loss) from continuing operations	$0.04	$(0.17)
Discontinued operations	-	0.07
Net income (loss)	$0.04	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951
Diluted	26,810	7,951

Other Information:

LIFO adjustment expense	$158	$171

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	March 28,	December 31,
Assets	2014	2013
Current assets:
Cash	$561	$708
Accounts receivable, net	11,349	7,206
Inventories, net	12,390	10,004
Other current assets	2,197	663
Assets held for sale	21	74
Total current assets	26,518	18,655

Other assets:
Goodwill	2,788	-
Intangibles, net	4,052	-
Other	1,821	1,375

Other Assets	8,661	1,375

Property and equipment	60,041	55,495
Less: accumulated depreciation	(49,039)	(48,533)
Property and equipment, net	11,002	6,962

Total assets	$46,181	$26,992

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,106	$5,983
Book overdraft	186	264
Accrued expenses	9,218	8,473
Payable to related party	3,275	2,750
Deferred revenue	186	186
Revolving credit agreement	22,489	7,706
Total current liabilities	43,460	25,362

Deferred revenue	279	316
Other liabilities	3,798	3,794
Total liabilities	47,537	29,472

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,110	27,110
Accumulated other comprehensive loss	(886)	(848)
Accumulated deficit	(124,221)	(125,383)
Treasury stock	(21,437)	(21,437)
Total stockholders' equity	(1,356)	(2,480)

Total liabilities and stockholders' equity	$46,181	$26,992

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended
	March 28,	March 29,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$1,162	$(830)
Income from discontinued operations	-	569
Income (loss) from continuing operations	1,162	(1,399)
Depreciation and amortization of long-lived assets	539	542
Amortization of debt issuance costs	161	48
Stock-based compensation	44	79
Deferred income taxes	(2,318)	-
	(412)	(730)
Changes in operating assets and liabilities:
Accounts receivable	(2,616)	(1,556)
Inventories	(981)	(973)
Other assets	(1,300)	(363)
Accounts payable	1,512	1,507
Accrued expenses	535	817
Payable to related party	125	(125)
Deferred revenue	(38)	(46)
Other	(172)	(278)
	(2,935)	(1,017)

Net cash used in continuing operations	(3,347)	(1,747)
Net cash provided by discontinued operations	53	756
Net cash used in operating activities	(3,294)	(991)

Cash flows from investing activities:
Payment for acquisition, net of cash received	(11,006)	-
Capital expenditures	(208)	(94)
Net cash used in investing activities	(11,214)	(94)

Cash flows from financing activities:
Net borrowings	14,783	1,371
Loan from related party	400	-
Decrease in book overdraft	(78)	(225)
Direct costs associated with debt facilities	(672)	(19)
Net cash provided by financing activities	14,433	1,127

Effect of exchange rate changes on cash from continuing operations	(69)	(40)
Effect of exchange rate changes on cash from discontinued operations	(3)	(16)
Effect of exchange rate changes on cash	(72)	(56)

Net decrease in cash	(147)	(14)
Cash, beginning of period	708	621
Cash, end of period	$561	$607